Exhibit D
                             CSW International, Inc.
                               Statement of Income
                    For the Quarter Ended September 30, 1998
                                   (Unaudited)

                                                                   (thousands)

Operating Revenues
     Electric revenues                                               $319,760
     Other diversified                                                 33,867
                                                                --------------
                                                                      353,627
                                                                --------------

Operating Expenses
     Cost of electric sales                                           206,158
     General and administrative                                        56,754
     Depreciation and amortization                                     21,554
     Other diversified                                                 18,440
                                                                --------------
                                                                      302,906
                                                                --------------
Operating Income                                                       50,721
                                                                --------------

Other Income and (Deductions)
     Investment income                                                   (807)
     Interest income                                                    5,483
     Interest expense                                                 (34,210)
                                                                --------------
                                                                      (29,534)
                                                                --------------
Income Before Income Taxes                                             21,187
                                                                --------------

Provision for Income Taxes                                             (8,666)
                                                                --------------

Net Income                                                           $ 29,853
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